UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report January 22, 2013

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MVB FINANCIAL CORP

(Exact name of registrant as specified in its charter)

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WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2013, MVB Financial Corporation (“MVB”) and its subsidiary, MVB Bank, Inc. (“Bank”), appointed Donald T. Robinson as Chief Operating Officer.

Robinson, 37, has served as Regional President of MVB Bank, Inc. since April 18, 2011. Prior to that, he was a Partner with Hayden Harper, a financial advisor and consulting firm from 2009 to 2011 and was SVP and Commercial Regional Manager for Huntington National Bank from 2006 to 2009. Neither Hayden Harper nor Huntington National Bank are affiliates of MVB.

No modifications were made to Robinson’s employment contract with MVB, which was filed on MVB Financial Corp’s Current Report dated April 18, 2011, except for a change in his base salary, which is now $250,000 annually.

Robinson currently has a mortgage loan with the Bank. This loan was made in the ordinary course of business, was made substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Employment Agreement between MVB Bank, Inc. and MVB Financial Corp. and Donald T. Robinson (incorporated by reference to Exhibit 99.1 of MVB Financial Corp.’s Current Report on Form 8-K filed on April 18, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp
By	/s/ Eric L. Tichenor
Eric L. Tichenor Senior VP, Chief Financial Officer

Date:  January 22, 2013